                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     ------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           First Virtual Corporation
--------------------------------------------------------------------------------




Delaware                                                                            77-0357037
-------------------------------------------------               -------------------------------------------------
(State of Incorporation or Organization                                 (I.R.S. Employer Identification no.)

3393 Octavius Drive, Suite 102, Santa Clara, CA.                                  95054
-------------------------------------------------               -------------------------------------------------
(Address of principal executive offices)                                        <Zip code)

If this form relates to the registration of a                   If this form relates to the registration of a
class of securities pursuant to Section 12(b) of                class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to                   the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following                  General Instruction A.(d), check the following
box. [ ]                                                        box. [X]

                                                                Securities Act registration statement number to
                                                                which this form relates:        333-38755
                                                                                         ------------------------
                                                                                           (if applicable)


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 53 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended(No. 333-38755), initially filed with the Securities and Exchange Commission (the "Commission") on October 24, 1997 and is incorporated herein by reference.


ITEM 2.  EXHIBITS.


Exhibit
Number     Description
-------    -----------

 3.1 Certificate of Incorporation of the Registrant as filed October 29, 1997(1)

 3.2       Bylaws of the Registrant(1)

 3.3 Certificate of Incorporation to be effective upon the closing of the offering(1)

 3.4 Bylaws of the Registrant to be effective upon the closing of the offering(1)

 4.1       Specimen Common Stock Certificate(1)

 10.8      Amended and Restated Investor Rights Agreement, dated as of April
           1, 1998 among the Registrant and the investors named therein(1)

 10.18     Warrant issued to Silicon Valley Bank, dated April 11, 1997(1)

 10.19     Warrants issued to Comdisco, Inc., each dated April 30, 1997(1)

 10.21     Warrant Issued to Comdisco, Inc., dated November 19, 1997(1)

 10.27     Warrant issued to Hambrecht & Quist Guaranty Finance, LLC, dated
           March 12, 1998(1)


----------
(1) Filed as an exhibit to the Registration Statement and incorporated herein by reference.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      FIRST VIRTUAL CORPORATION


Date: April 22, 1998                  By: /s/ James O. Mitchell
                                          ------------------------------------
                                          James O. Mitchell
                                          Vice President, Operations and
                                          Chief Financial Officer
                                          (Principal Financial and Accounting
                                          Officer)